UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2006

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Commission File Number: 001-12079

I.R.S. Employer Identification Number: 77-0212977

50 West San Fernando Street

San Jose, California 95113

Telephone: (408) 995-5115

(Address of principal executive offices and telephone number)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As described in Item 5.02 of this Report, on November 3, 2006, the Board of Directors of Calpine Corporation (the “Company”) appointed Lisa J. Donahue as Chief Financial Officer. Ms. Donahue’s services will be provided pursuant to provisions set forth in a Letter Agreement, dated November 3, 2006 (the “Letter Agreement”), between the Company and AP Services, LLC (“AP Services”), amending the Agreement, dated November 29, 2005, between the Company and AP Services described further below. Pursuant to the Letter Agreement, the Company will compensate AP Services for Ms. Donahue’s services as Chief Financial Officer on an hourly basis at an initial rate of $670 per hour. Ms. Donahue is independently compensated pursuant to arrangements between AP Services and its affiliate, AlixPartners LLP (“AlixPartners”), a financial advisory and consulting firm specializing in corporate restructuring. Ms. Donahue will not receive any compensation directly from the Company and will not participate in any of the Company’s employee benefit plans; she will, however, be entitled to indemnification under the provisions of the Company’s Certificate of Incorporation. To the extent necessary, the Company will seek approval of the Letter Agreement from the U.S. Bankruptcy Court in which the Company’s Chapter 11 cases are pending.

ITEM 5.02 — DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b), (c) On November 3, 2006, the Board of Directors of the Company appointed Lisa J. Donahue to act as the Company’s Chief Financial Officer effective November 6, 2006, replacing Scott J. Davido, who will continue to serve as the Company’s Executive Vice President and Chief Restructuring Officer. To the extent necessary, the Company will seek approval of the appointment of Ms. Donahue from the U.S. Bankruptcy Court.

Ms. Donahue, age 41, is a Managing Director of AlixPartners and its affiliate AP Services. As described further below, AP Services has been retained by the Company in connection with its Chapter 11 restructuring. Ms. Donahue, who has been associated with AlixPartners since February 1998, will remain a Managing Director of each of AlixPartners and AP Services while serving as the Company’s Chief Financial Officer. Since joining AlixPartners, Ms. Donahue has also served as an executive officer of several public companies, including most recently as chief executive officer of New World Pasta Company from June 2004 through December 2005, and as chief financial officer and chief restructuring officer of Exide Technologies from October 2001 through April 2004. Ms. Donahue joined AlixPartners from The Recovery Group, a Boston based consulting firm, and before that she was a senior vice president with the Boston Financial & Equity Corporation, a specialty lending institution. Ms. Donahue holds a Bachelor of Arts degree in finance and accounting from Florida State University.

Ms. Donahue’s services as Chief Financial Officer are provided to the Company pursuant to an Agreement, dated November 29, 2005, as amended by the Letter Agreement (together, the “Services Agreement”), between the Company and AP Services, pursuant to which the Company has retained AP Services in connection with its Chapter 11 restructuring. Under the Services Agreement, the Company is charged an hourly fee for Ms. Donahue’s and other temporary employees’ services, and Ms. Donahue, a Managing Director of each of AP Services and its affiliate, AlixPartners, is compensated independently pursuant to arrangements between AP Services and AlixPartners. The Services Agreement also provides for payment of a one-time success fee to AP Services upon the Company’s emergence from Chapter 11. Fees and expenses incurred by the Company under the Services Agreement from November 29, 2005, through September 30, 2006, totaled approximately $20 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Lisa Donahue
Lisa Donahue
Chief Financial Officer

Date: November 6, 2006

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